Exhibit (l)




                        SIDLEY AUSTIN BROWN & WOOD LLP

    CHICAGO                     1501 K STREET, N.W.                   BEIJING
     ----                     WASHINGTON, D.C. 20005                   ----
    DALLAS                    TELEPHONE 202 736 8000                  GENEVA
     ----                     FACSIMILE 202 736 8711                   ----
 LOS ANGELES                       www.sidley.com                    HONG KONG
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   NEW YORK                         FOUNDED 1866                      LONDON
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SAN FRANCISCO                                                        SHANGHAI
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                                                                    SINGAPORE
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                                                                      TOKYO



                                                     January 28, 2003


Royce Value Trust, Inc.
1414 Avenue of the Americas
New York, NY 10019

Dear Sir/Madam:

     Reference is made to the Registration Statement on Form N-2 (File Nos. 333-102349 and 811-4875) (the "Registration Statement") to be filed by Royce Value Trust, Inc., a Maryland corporation (the "Fund"), with the Securities and Exchange Commission and relating to the registration by the Fund of an aggregate of 5,162,085 shares of the Fund's common stock, par value $.001 per share (the "Shares").

     As special counsel for the Fund, we are familiar with the proceedings taken by it and to be taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Articles of Incorporation of the Fund, as amended and supplemented, the Bylaws of the Fund, as amended, and such other documents as we have deemed relevant to the matters referred to in this opinion.

     Based upon the foregoing, we are of the opinion that the Shares, when sold and paid for pursuant to the terms described in the Fund's Registration Statement, will be validly issued, fully paid and non-assessable shares of common stock of the Fund. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                 Very truly yours,

                                        /s/ Sidley Austin Brown & Wood LLP